                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) February 25, 2002
                                                          ------------------



                        Generex Biotechnology Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       000-25169                 98-0178636
---------------------------            ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
 of Incorporation)                     File Number)          Identification No.)



33 Harbour Square, Suite 202, Toronto, Ontario Canada                  M5J 2G2
-------------------------------------------------------------------------------
    (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code            416/364-2551
                                                     ---------------------------



 -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

This is an update to the descriptions of the registrant's pending legal proceeding with Sands Brothers & Co. Ltd. that are set forth in the registrant's Report on Form 10-K for the year ended July 31, 2001 and the registrant's Report on Form 10-Q for the quarter ended October 31, 2001.

On February 25, 2002, the Supreme Court of the State of New York, County of New York (the "Supreme Court"), vacated the arbitration panel's November 7, 2001 award to Sands of a warrant to purchase 1,530,000 shares of the registrant's common stock. The Supreme Court concluded that that the arbitration panel had "disregarded the plain meaning" of the directive given by the New York State Appellate Division, First Department (the "Appellate Division"), in the Appellate Division's January 23, 2001 decision that remanded the matter of the warrant for reconsideration by the panel. The Supreme Court found that the arbitration panel's award "lacks a rational basis."

The registrant is not able to predict the ultimate outcome of this legal proceeding at this time and, therefore, is not able to estimate an amount or range of potential loss, if any, from this legal proceeding at this time.

Item 7. Exhibits

99       Press Release dated February 28, 2002 regarding Sands legal proceeding



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENEREX BIOTECHNOLOGY CORPORATION


Dated:     March 1, 2002                    By:/s/ E. Mark Perri
        ---------------------                  -------------------------------
                                               E. Mark Perri, Chairman and CFO